Exhibit 16.1

WEBB & COMPANY, P.A.
Certified Public Accountants

March 2, 2009

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:           INVO Bioscience, Inc. (f/k/a BioXcell, Inc.)

File Ref. No.  333-147330

We have read the statements of INVO Bioscience, Inc. (f/k/a BioXcell, Inc.) pertaining to our firm included under Item 4.01 of Form 8-K dated March 2, 2009 and agree with such statements as they pertain to our firm.

Regards,

WEBB & COMPANY, P.A.
Certified Public Accountants